Exhibit 4.1

AMENDMENT LETTER

To: Skandinaviska Enskilda Banken AB (publ), as Agent on behalf of the Majority Lenders under the Original Facility Agreement (the “Agent”)

From: Oatly AB (reg. no. 556446-1043), as Original Borrower and Obligors’ Agent under the Original Facility Agreement (the “Obligors’ Agent”); and

Oatly Group AB (publ) (reg. no. 559081-1989), as Company under the Original Facility Agreement (the “Company”)

13 November 2022

Dear Sirs and/or Madams,

Reference is made to the sustainable revolving credit facility agreement originally dated 14 April 2021 (as amended and restated by an amendment and restatement agreement dated 14 July 2021 and as amended by an amendment letter dated 28 March 2022 (the “Amendment Letter (March 2022)”)) between, inter alios, the Company as Company and Original Guarantor, the Obligors’ Agent as Original Borrower, Original Guarantor and Obligors’ Agent, the financial institutions named therein as Original Lenders and Skandinaviska Enskilda Banken AB (publ) as Agent and Security Agent (the “Original Facility Agreement”) and the related Sustainable Incremental Facility Notice (as defined in the Original Facility Agreement) dated 23 June 2022 (the “Sustainable Incremental Facility Notice”).

Terms defined in the Original Facility Agreement shall have the same meaning when used in this amendment letter (the “Amendment Letter”), unless a contrary indication appears. Clauses 1.2 (Construction) and 1.3 (Third Party Rights) of the Original Facility Agreement shall be deemed to be incorporated into this Amendment Letter save that references in those clauses to “this Agreement” shall be construed as references to this Amendment Letter.

1.
Background
1.1
As previously communicated to the Agent, the current volatile macroeconomic and market conditions have made it necessary for the Company to revise its long-term financial plan and to revisit the amendment to clause 24.3(b) of the Original Facility Agreement effected by the Amendment Letter (March 2022).

This Amendment Letter is entered into for the purpose of effecting a certain amendment to the foregoing provision.

1.2
Pursuant to clause 2.5 (Obligors’ Agent) of the Original Facility Agreement (which continues in full force and effect) and clause 39.1 (Required Consents) of the Original Facility Agreement, the Obligors’ Agent confirms that it continues in its appointment as agent on behalf of each Obligor in respect of the Finance Documents and is authorised to make such agreements and to effect relevant amendments, supplements and variations capable of being given, made or effected by any Obligor.
2.
Amendment to the Original Facility Agreement
2.1
The Obligors’ Agent hereby requests for itself, and on behalf of each other Obligor in accordance with clause 39.1 (Required Consents) of the Original Facility Agreement, that the Agent (acting on behalf of the Majority Lenders) agrees that clause 24.3(b) of the Original Facility Agreement shall be amended to read as follows:

“Minimum EBITDA: prior to the exercise of the Conversion Option only:

(i)
unless the Company has notified the Agent that the Group has received, on or prior to 30 June 2023, additional capital (whether in the form of equity and/or debt, but provided that it is permitted under the terms of this Agreement) in an amount which is not less than USD 200,000,000 (or its equivalent in any other currency or currencies) (the “Required Capital Raise”), the Group’s EBITDA in respect of each Financial Quarter ending on or after 31 December 2023 shall exceed SEK 0; and
(ii)
if the Company has notified the Agent that the Group has received, on or prior to 30 June 2023, the Required Capital Raise, the Group’s EBITDA in respect of each Financial Quarter ending on or after 30 June 2024 shall exceed SEK 0.”

(the “Amendment”).

2.2
By countersigning this Amendment Letter, the Agent (acting on behalf of the Majority Lenders) acknowledges and agrees to the Amendment, and with effect from (and including) the date of countersignature of this Amendment Letter (such date being the “Effective Date”) by the Agent:
(a)
the Amendment shall immediately and automatically become effective;
(b)
all references in the Original Facility Agreement to “this Agreement”, all references in the Sustainable Incremental Facility Notice to “the Agreement”, and all references in any other Finance Document to “the Facility Agreement”, shall include the Original Facility Agreement as amended by this Amendment Letter; and
(c)
the Original Facility Agreement and this Amendment Letter shall be read and construed as one instrument.
2.3
The Obligors’ Agent, for itself and on behalf of each other Obligor, agrees and acknowledges that, save as expressly amended by this Amendment Letter, the Original Facility Agreement, the Sustainable Incremental Facility Notice and each other Finance Document remains and shall continue in full force and effect.
3.
Amendment Fee

The Company shall, within five (5) Business Days of the date of this Amendment Letter, pay (or procure the payment) to the Agent (for the account of each Lender in proportion to its respective Commitment) an amendment fee in an amount equal to 0.20 per cent. of the Total Commitments as at the date of this Amendment Letter.

4.
Repeating Representations

Each Obligor makes the Repeating Representations, and the representations and warranties set out in clause 22.16 (No misleading information) of the Original Facility Agreement, by reference to the facts and circumstances then existing:

(a)
on the date of this Amendment Letter, but as if references in clause 22 (Representations) of the Original Facility Agreement to the “Finance Documents” were instead to this Amendment Letter; and

(b)
on the Effective Date, but as if references in clause 22 (Representations) of the Original Facility Agreement to the “Finance Documents” were instead to the Original Facility Agreement as amended by this Amendment Letter.
5.
Confirmations
5.1
Each Obligor confirms that the guarantee and indemnity provided by it contained in clause 21 (Guarantee and Indemnity) of the Original Facility Agreement shall, after giving effect to the amendment to be effected by this Amendment Letter, on and from the date of this Amendment Letter continue in full force and effect and extend to the liabilities and obligations of each of the Obligors under the Original Facility Agreement and the Sustainable Incremental Facility Notice, in each case as amended by the terms of this Amendment Letter, and the other Finance Documents (as amended and restated from time to time) subject to any limitations set out in the relevant Finance Documents.
5.2
Each Obligor confirms that, after giving effect to the amendment to be effected by this Amendment Letter, each Transaction Security granted by it continues in full force and effect as security for the Secured Obligations (as amended by the terms of this Amendment Letter) subject to any limitations set out in the relevant Finance Documents.
6.
Miscellaneous
6.1
This Amendment Letter is hereby designated as a Finance Document by the Company and the Agent for the purposes of the definition of “Finance Document” in the Original Facility Agreement.
6.2
This Amendment Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Amendment Letter.
6.3
The terms of clauses 35 (Notices), 37 (Partial Invalidity), 38 (Remedies and Waivers) and 46 (Enforcement) of the Original Facility Agreement shall be deemed to be incorporated into this Amendment Letter save that references in those clauses to “this Agreement” shall be construed as references to this Amendment Letter.
6.4
This Amendment Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully,

Oatly AB
as Original Borrower

/s/ Peter Bergh
Name: Peter Bergh
Capacity: Authorised signatory

Oatly AB
as Obligors’ Agent

/s/ Peter Bergh
Name: Peter Bergh
Capacity: Authorised signatory

Oatly Group AB (publ)
as Company

/s/ Peter Bergh
Name: Peter Bergh
Capacity: Authorised signatory

We acknowledge and agree to the terms of this Amendment Letter.

Date: ______13 November______ 2022

For and on behalf of

Skandinaviska Enskilda Banken AB (publ)

as Agent for itself and on behalf of the Majority Lenders

By: /s/ Penny Neville-Park By: /s/ Andrew Moore

Penny Neville-Park Andrew Moore